MaxLinear to Acquire Exar March 29, 2017 Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated timing of the proposed tender offer and merger; anticipated effects of the proposed tender offer and merger; prospects for the combined company, including (without limitation) expectations with respect to its addressable markets, opportunities within those markets, and the ability of the combined company to serve those markets; the growth strategies of MaxLinear generally and expectations with respect to the impact of the acquisition on MaxLinear’s growth strategies; expectations with respect to the products and customers of the combined company after the proposed tender offer and merger; strategic and financial synergies anticipated to be realized from the proposed tender offer and merger; and expectations for operating results of MaxLinear and Exar for their quarters ending March 31, 2017 and April 2, 2017, respectively. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Exar stockholders to tender their shares in connection with the tender offer; failure to receive regulatory approvals; the challenges and costs of closing, integrating, restructuring, and achieving anticipated synergies, particularly in light of differences in the businesses and operations of the two companies; the ability to retain key employees, customers and suppliers; and other factors affecting the business, operating results, and financial condition of either MaxLinear or Exar, including those set forth in the most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K reports filed by MaxLinear and Exar, as applicable, with the Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on the estimates, projections, and assumptions of MaxLinear or Exar management, as applicable, as of the date hereof, and MaxLinear and Exar are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise. Additional Information and Where to Find It In connection with the proposed merger, MaxLinear and its subsidiary will commence a tender offer (the “Offer”) and file a Tender Offer Statement on Schedule TO with the SEC, and Exar will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. EXAR STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL, AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s website at www.sec.gov. Free copies of these materials and certain other offering documents will be sent to Exar’s stockholders by the information agent for the Offer. These documents may also be obtained for free by contacting MaxLinear Investor Relations at http://investors.maxlinear.com/, at IR@MaxLinear.com or by telephone at (760) 517-1112 or by contacting Exar Investor Relations at www.investorrelations@exar.com or by telephone at (510) 668-7201. The contents of the websites referenced above are not deemed to be incorporated by reference into the Offer documents. Non-GAAP Financial Measures This communication may contain certain non-GAAP financial measures, which MaxLinear management believes are useful to investors and others in evaluating business combinations. Further detail and reconciliations between the non-GAAP financial measures and the GAAP financial measures are available in the Appendix to this presentation. DISClaimer

CREATING ANALOG, MIXED-SIGNAL AND RF PLATFORM LEADERSHIP

($ in millions) *(Non-GAAP)*	MaxLinear	+	Exar	=	**CY16 Pro Forma *($15M of Synergies)***
Revenue	$388M		$107M		$495
Gross Margin	63%		52%		61%
Operating Margin	32%		12%		30%
Adj. EBITDA Margin	34%		16%		33%

Adds attractive analog product portfolio

Significantly expands addressable market (doubles MXL SAM)

Numerous cross-selling opportunities into Exar's distribution channel

Increases revenue scale & accretive to non-GAAP EPS and free cash flow

Note: Please see appendix for non-GAAP reconciliation.
Note: Exar CY16 based on financial data from continuing operations (excludes iML).

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HIGHLY COMPLEMENTARY BUSINESSES – TECHNOLOGY, MARKETS AND SALES CHANNELS

	MaxLinear	+ Exar
Enhanced Tech Capabilities	• CMOS and mixed-signal integration and high-performance RF and DSP	• Comprehensive interface and power management solutions
Diversified End Markets & Platforms	• Broadband operators (cable/satellite) • Wireless, optical, telecom and Datacom infrastructure	• Datacom • Switches / Routers • Industrial & Automotive
Expanded IP & Team	• ~1,400 issued and pending patents • Diversified global R&D centers	• ~190 issued and pending patents • Established Silicon Valley R&D presence
Strengthened Sales Channel	• 81% direct sales • 19% sales through distributors	• 13% direct sales • 87% sales through distributors

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Transaction overview Purchase Price $13.00 per share all-cash to acquire 100% of Exar Value Equity value:~$700M Enterprise value:~$472M, net of Exar cash acquired Financing $425 million of new committed debt financing Projected LTM gross debt / EBITDA of 2.6x at closing, including synergies Immediately accretive to non-GAAP EPS and free cash flow $15 million of annualized cost synergies within 12 months of closing Closing and Approvals Expected to close by the end of the second calendar quarter of 2017 Subject to customary regulatory approvals and closing conditions Certain stockholders, directors & officers signed support agreements (~20% of shares) Synergy

Strong cash flow generation CY16 PF NewCo CY16 PF NewCo w/ Synergies Note: Synergy case assumes $15M of annual pre-tax synergies. Note: Exar CY16 based on financial data from continuing operations (excludes iML). Note: Please see appendix for GAAP to non-GAAP reconciliation. Highly profitable financial model with $15M in projected synergies within twelve months of closing Proven track record of revenue growth $15M of projected annualized cost synergies $165M in EBITDA for CY2016 with synergies (Non-GAAP) ($ in millions)

FINANCIAL BENEFITS AND SYNERGIES

Organic Exar Revenue Growth	• Exar new product ramps in power, interfaces and force touch interface offer growth potential consistent with MXL's long-term target CAGR of 15% - 20% • Wall Street consensus estimates project ~16% revenue growth in CY2017
Opex Synergies	• R&D leverage for strategic platforms • Reduced G&A, sales and marketing and other organizational synergies • Elimination of Exar's public company costs
COGS Synergies	• Reduced wafer cost due to higher volumes • Reduced assembly and test costs
Net Operating Losses	• Exar had approximately $250M of federal net operating losses as of 12/31/16 • Subject to Section 382 limitations, MaxLinear expects to utilize these to offset taxes

Note: Exar CY16 revenue based on financial data from continuing operations (excludes iML).

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($ Millions) Expected Leverage Multiples at Closing With $15M Synergies Without Synergies Gross Debt $425 2.6x 2.8x Cash $75 0.5x 0.5x Net Debt $350 2.1x 2.3x Transaction Debt financing Credit Facility Pro Forma Capitalization Statistics $425 million Term Loan B facility No maintenance covenants Committed to debt paydown through both free cash flow and other significant sources of cash made available through integration activities

EXAR COMPANY PROFILE – HIGH PERFORMANCE ANALOG, DIVERSIFIED CUSTOMER BASE & END MARKETS, GLOBAL REACH

End Markets (CY16)



Automotive 3%
Other 2%
Audio / Video 8%
Infrastructure 19%
$107M
Industrial 68%

Channel (CY16)



Direct 13%
$107M
Distributors 87%

Geographies (CY16)



Rest of World 20%
China 42%
$107M
Americas 17%
Other Asia 21%

- **Diverse analog and mixed-signal solutions**
- **Product portfolio includes interface, power management, analog & storage compression solutions**
- **Diversified customer base (>10,000 end-customers); Top 10 customers represent ~20% of revenue**
- **Extensive channel relationships and partnered with leading distributors**

Note: Based on non-GAAP financial data from continuing operations (excludes iML).
Note: Americas is comprised of the United States. Other Asia is comprised of Korea, Singapore and Taiwan.

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Increased REVENUE scale & Diversification – ~$500M combined pro forma cy16 revenue CY16 Revenue $107M High Performance Analog CY16 Revenue $388M Broadband Operator: 75% Infrastructure & Other: 16% Legacy Video SoC: 9% Combined CY16 Revenue $495M Broadband Operator: 59% Infrastructure & Other: 12% Legacy Video SoC: 7% High Performance Analog (Exar): 22% Note: Based on non-GAAP financial data from continuing operations (excludes iML).

Note: Assumes Exar contribution from Other Asia includes Korea, Singapore and Taiwan. Assumes Exar contribution from Americas is solely United States. Enhanced revenue diversification by geography & sales channel for the combined company $495M $495M CY2016 Pro Forma Revenue by Geography CY2016 Pro Forma Revenue by Sales Channel Note: Based on non-GAAP financial data from continuing operations (excludes iML).

Exar’s primary products – Diverse high performance analog interface & power management solutions Interface Products (59% of CY16 Sales) Power Management (23% of CY16 Sales) Human Interface, Compression, & Video (18% of CY16 Sales) USB Ethernet Bridges UARTs GPIO Expanders Serial Transceivers USB Hubs Power Modules & Universal PMICs Power Switches Voltage References Supervisors Regulators Controllers LDOs Sensor Interface AFEs Force Touch Sensors Amplifiers and Comparators Converters Video Processor Cards Note: Based on non-GAAP financial data from continuing operations (excludes iML).

Exar’s customers by served end markets – top tier industrial, infrastructure & automotive players Industrial ($1.8B SAM) Infrastructure ($1.1B SAM) Audio / Video ($150M SAM) Automotive & Other ($250M SAM) Note: Based on management estimates for 2020 SAM.

Expanded tier-1 customer base of the combined company addressing high value applications & end markets expanded core technology platform addresses large and Growing end markets RF Mixed Signal Modem & MAC Optical High Speed Analog Analog / PA DACs / ADCs Power Management Interfaces Force Touch Interface Encryption & Compression Timing Video Broadband Access & Home Connectivity Wireless Communications Infrastructure Optical High Speed Datacom & Telecom Enterprise Networking Industrial Automotive ADAS & Infotainment

($ in Billions unless otherwise stated) $4.0B+ $3.4B+ $9.0B+ + Note: SAM figures based on management estimates. Incremental 2020 SAM Doubles maxlinear’s pro forma sam in 2020 – includes incremental cross-selling sam opportunities Applications / End Markets Incremental SAM ($M) Cable & Satellite Gateway $400 RRU / Small Cell / BTS $250 Wireless Backhaul $35 Storage / Enterprise Server $40 Switches / Routers $550 Force Touch $300 Total Incremental SAM $1,575

SAM EXPANSION THROUGH CROSS-SELLING – CABLE & SATELLITE PLATFORMS



Signal Path
LNB
FSC Receiver
Diplexer
PGA
Interface
RS-232 Transceiver
Audio Amp. / Line Driver
Ethernet Switch
Ethernet PHY
Connectivity
MoCA / G.hn Connectivity
WiFi PA
WiFi Module
SoC Main Chipset
Power Management
DC-DC Switching Regulator
Programmable PMIC
LDOs
AC / DC
USB Protection
Clock / Timing

MaxLinear RF / Analog / Mixed-Signal

Exar RF / Analog / Mixed-Signal

Other RF / Analog / Mixed-Signal

MaxLinear $1B SAM (Avg. $5.5/box on 190M Boxes)

- LNB
- Tuner / Demodulator
- RF ICs
- Upstream Amplifier
- MoCA Transceiver
- G.hn Transceiver

Exar $400M SAM (Avg. $2/box on 190M Boxes)

- Programmable PMIC
- Switching Regulators
- Linear Regulators
- Serial Transceiver
- USB Protection
- Audio Amplifiers



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SAM EXPANSION THROUGH CROSS-SELLING – WIRELESS ACCESS INFRASTRUCTURE (RRU / BTS)


Signal Path
Integrated End-to-End 4x4 MIMO 4G/5G RF Transceiver
LNA & PA
Microcontroller Subsystem
DFE
Power Management
Core and I/O Power
System Power
Low Noise Power
LDOs
Non-Isolating Module
Hot Swap & Inrush Limiting
EMI Filter
Isolated Supply
Interface
CPRI SFF
RS-485
Clock / Timing
Buffers
Clock Generator
Reference Oscillator
Flash Memory
DRAM
MaxLinear RF / Analog / Mixed-Signal
Exar RF / Analog / Mixed-Signal
Other RF / Analog / Mixed-Signal

MaxLinear $500M SAM (Avg. $25/box on 20M Boxes)

- Radio Transceiver
- Clock Generator
- Buffers
- Reference Oscillator

Exar $250M SAM (Avg. $13/box on 20M Boxes)

- LDOs
- System Power
- Non-Isolated Module

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SAM EXPANSION THROUGH CROSS-SELLING – WIRELESS BACKHAUL MICROWAVE SYSTEMS



Signal Path
Fully Integrated 6GHz to 45 GHz CMOS TxRx Transceiver
Modem
LNA & PA
Interface
Ethernet PHY
Ethernet Switch
Serial Transceiver
USB UART
CPU
Power Management
Secondary Side Regulator
Power Conversion
DC / DC
AC / DC
Clock / Timing
CPU Flash
MaxLinear RF / Analog / Mixed-Signal
Exar RF / Analog / Mixed-Signal
Other RF / Analog / Mixed-Signal

MaxLinear $325M SAM (Avg. $130/box on 2.5M Boxes)

- Modem
- Radio Transceiver
- Tx/Rx PLL
- Clock/Timing

Exar $35M SAM (Avg. $15/box on 2.5M Boxes)

- System Power
- Non-Isolating Supply
- Ethernet PHY
- USB UART
- Serial Transceiver

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SAM EXPANSION THROUGH CROSS-SELLING – SWITCHES & ROUTERS



Signal path
QSFP/DD-QSFP Optical Transceiver
ADC
Interface
LIU
Multiprotocol Transceiver
USB UART
Transceiver
Ethernet
USB Ethernet
Supervisory Watchdog
GPIO Expander
Connectivity
WIFI PA
WiFi Module
SoC Main Chipset
Power Management
Secondary Side Regulator
Power Conversion
AC / DC
DC / DC
USB Protection
Clock / Timing
Micro Processor

MaxLinear $550M SAM (Avg. $22/box on 25M Boxes)

- Clocking / Timing
- ADCs
- Leverage Optical Module Business

Exar $900M SAM (Avg. $35/box on 25M Boxes)

- Switching Regulators
- Linear Regulators
- Power Modules
- USB UARTs
- LIUs
- DDR Termination
- Serial Transceivers
- CDRs
- Programmable PMICs

MaxLinear RF / Analog / Mixed-Signal

Exar RF / Analog / Mixed-Signal

Other Analog / Mixed-signal



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$3.5Bn sam expansion Opportunities example – MXL DATA CONVERTER IP Products THROUGH Exar’s SALES CHANNEL Wireless Backhaul, Telecom Infrastructure Combination with Exar creates an analog / mixed-signal / RF leader with broad capabilities and immediate bundling and IP monetization opportunities Integration and Architecture Experience Mixed-Signal Capabilities Platform Level Bundling Channel Support Additional $2.5B TAM via Exar Customers & Channel Industrial Test Measurement Aerospace & Defense Medical

Note: Physpeed considered organic as the business was pre-revenue prior to the acquisition by MaxLinear. Strong track record of organic and inorganic growth initiatives – 5 year standalone cagr of 40% (2011 to 2016) MaxLinear has a successful track record of strong revenue growth through organic initiatives and strategic acquisitions 2011 – 2016 Revenue CAGR Organic: 26% Total: 40%

Summary of Strategic and financial benefits Comprehensive analog, RF & mixed-signal DSP SoC platform Significantly expands and diversifies SAM & platform BoM content Complementary customers, products, end markets and sales channels Increases revenue scale and diversification Significantly accretive to non-GAAP EPS and free cash flow Strong balance sheet with low net leverage Strategic Benefits Financial Benefits

Appendix

MaxLinear non-gaap reconciliation MaxLinear Non-GAAP Gross Profit Reconciliation MaxLinear Adjusted EBITDA Reconciliation

Exar Non-gaap reconciliation Exar Non-GAAP Gross Profit Reconciliation Exar Adjusted EBITDA Reconciliation Note: Based on non-GAAP financial data from continuing operations (excludes iML).